LLO
Longabaugh Law Offices

Longabaugh Law Offices
2245C Renaissance Drive
Las Vegas, NV 89119
Phone: (702) 967-6800 Fax: (702) 967-6789
Email: mlongabaugh@longabaughlaw.com

EXHIBIT 5.1

February 5, 2007

The BabyDot Company
3071 Wandering River Ct.
Las Vegas, NV 89183

Re: The BabyDot Company, Registration Statement on Form SB-2

Ladies and Gentlemen:

This firm has acted as counsel for The BabyDot Company, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relation to the offering of 2,960,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 2,960,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provision, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

MARVIN L. LONGABAUGH, Esq.
MLL/asm

Longabaugh Law Offices

Longabaugh Law Offices
2245C Renaissance Drive
Las Vegas, NV 89119
Phone: (702) 967-6800 Fax: (702) 967-6789
Email: mlongabaugh@longabaughlaw.com

EXHIBIT 23.2

February 5, 2007

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, The BabyDot Company.

Very truly yours,

MARVIN L. LONGABAUGH, Esq.
MLL/asm